UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2026

PLYMOUTH INDUSTRIAL REIT, INC.

(PIR Industrial REIT LLC as successor by merger to Plymouth Industrial REIT, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

(Address of Principal Executive Offices) (Zip Code)

(646) 347-1920

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Mergers (as defined below) pursuant to the Agreement and Plan of Merger, dated as of October 24, 2025 (the “Merger Agreement”), by and among Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), Plymouth Industrial OP, LP, a Delaware limited partnership (the “Operating Partnership”), PIR Ventures LP, a Delaware limited partnership (“Parent”), PIR Industrial REIT LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), and PIR Industrial OP LLC, a Delaware limited liability company and a wholly-owned subsidiary of REIT Merger Sub (“OP Merger Sub”).

On January 27, 2026 (the “Closing Date”), pursuant to the Merger Agreement, the Company merged with and into REIT Merger Sub (the “REIT Merger”), with REIT Merger Sub surviving as a wholly owned subsidiary of Parent (the “REIT Surviving Entity”) and, immediately prior to the consummation of the REIT Merger, the Operating Partnership merged with and into OP Merger Sub (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with OP Merger Sub surviving as a wholly owned subsidiary of REIT Merger Sub (the “Partnership Surviving Entity”).

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Effective as of the Closing Date, all outstanding amounts under that certain Third Amended and Restated Credit Agreement, dated as of November 6, 2024, by and among the Operating Partnership, the guarantors from time to time party thereto, KeyBank National Association and the other lenders party thereto and as amended, restated or modified prior to the date hereof, were repaid in full, all outstanding obligations and commitments thereunder were terminated and all related security interests and liens were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Pursuant to the terms and subject to the conditions in the Merger Agreement, at or immediately prior to, as applicable, the effective time of the REIT Merger (the “REIT Merger Effective Time”):

•
each share of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) then outstanding was cancelled and retired and automatically converted into the right to receive an amount in cash equal to $22.00 (the “REIT Merger Consideration”), without interest (subject to any applicable withholding taxes);
•
each share of restricted Company Common Stock granted pursuant to the Company’s incentive plan (each, a “Company Restricted Stock”) that was outstanding immediately prior to the REIT Merger Effective Time, whether vested or unvested, automatically became fully vested and free of any forfeiture restrictions, and, at the REIT Merger Effective Time, each share of Company Restricted Stock was considered an outstanding share of Company Common Stock for all purposes under the Merger Agreement, including the right to receive the REIT Merger Consideration (subject to any applicable withholding taxes); and
•
each performance stock unit payable in shares of Company Common Stock subject to performance-based vesting requirements granted under the Company’s incentive plan (each, a “Company Performance Stock Unit”) outstanding was cancelled, terminated and automatically converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (i) the sum of (x) the greater of (A) the target number of shares of Company Common Stock subject to such Company Performance Stock Unit and (B) the actual number of shares of Company Common Stock to which the holder of such Company Performance Stock Unit would have been entitled based on actual performance with respect to the applicable performance goals as of the REIT Merger Effective Time as if such date were the last day of the applicable performance period; provided that, for purposes of determining actual performance, the performance goals were pro-rated through the REIT Merger Effective Time and (y) the number of shares of Company Common Stock that would have resulted, pursuant to the terms of the applicable Company Performance Stock Unit award agreement, from crediting to the holder of such Company Performance Stock Unit’s account the amount of dividends in cash or shares of Company Common Stock, if any, that Company declared during the applicable performance period (accrued as of the REIT Merger Effective Time, but not yet credited), multiplied by (ii) the REIT Merger Consideration.

Pursuant to the terms and subject to the conditions in the Merger Agreement, at or immediately prior to, as applicable, the effective time of the Partnership Merger (the “Partnership Merger Effective Time”):

•
each Series C Cumulative Perpetual Preferred Unit of the Operating Partnership (each, a “Series C Preferred Unit” and, collectively, the “Series C Preferred Units”) as designated by that certain Certificate of Designations Establishing and Fixing the Rights, Limitations and Preferences of the Series C Preferred Units (the “Certificate of Designations”), issued and outstanding at such time and not held by the Company was automatically redeemed in accordance with the terms of the Certificate of Designations for an amount in cash equal to the Redemption Price (as defined in the Certificate of Designations);
•
each limited partnership interest in the Operating Partnership (other than the Series C Preferred Units) (each, an “Operating Partnership Unit” and collectively, the “Operating Partnership Units”) issued and outstanding immediately prior to the Partnership Merger Effective Time and not held by the Company, the Original Limited Partner (as defined below) or any other subsidiary of the Company was automatically converted into the right to receive an amount in cash equal to $22.00 (the “Partnership Merger Consideration”), without interest (subject to any applicable withholding taxes);
•
the Company’s general partner interests in the Operating Partnership and any Operating Partnership Units held by the Company and Plymouth OP Limited, LLC, a Delaware limited liability company and the original limited partner in the Operating Partnership (the “Original Limited Partner”), were automatically converted into 100 validly issued and outstanding limited liability company interests of OP Merger Sub; and
•
each warrant issued by the Operating Partnership (each, an “Operating Partnership Warrant” and, collectively, the “Operating Partnership Warrants”) pursuant to that certain warrant agreement (the “Warrant Agreement”), dated as of August 26, 2024, by and among the Operating Partnership, the Company and Isosceles Investments, LLC, a Delaware limited liability company, outstanding and unexercised as of immediately prior to the Partnership Merger Effective Time, in accordance with its terms, automatically ceased to represent an Operating Partnership Warrant exercisable for Operating Partnership Units and became an Operating Partnership Warrant exercisable for the consideration determined in accordance with Section 5(f)(i)(C) of the Warrant Agreement, which consideration equaled $0 if the applicable Strike Price (as defined in the Operating Partnership Warrant) was equal to or greater than the Partnership Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Mergers, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2025, which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the consummation of the Mergers, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that each outstanding share of Company Common Stock was converted into the right to receive the REIT Merger Consideration pursuant to the Merger Agreement as described under Item 2.01 and requested the NYSE to file a notification of removal from listing and registration on Form 25 with the SEC to remove the Company Common Stock from listing on the NYSE and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company Common Stock is expected to be suspended from trading on the NYSE effective prior to the opening of trading on January 28, 2026, the day after the Closing Date. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Company Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Pursuant to the Merger Agreement and in connection with the consummation of the Mergers, at the REIT Merger Effective Time, each share of Company Common Stock then outstanding was cancelled and retired and automatically converted into the right to receive the REIT Merger Consideration, without interest (subject to any applicable withholding taxes). Accordingly, at the REIT Merger Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive such REIT Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the REIT Merger, a change of control of the Company occurred, and the Company merged with and into REIT Merger Sub, the separate existence of the Company ceased and REIT Merger Sub survived as a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Items 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

At the REIT Merger Effective Time, each member of the board of directors of the Company resigned as a director of the Company. These resignations were in connection with the Mergers and not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices.

In addition, at the REIT Merger Effective Time, Jeffrey E. Witherell, Anthony Saladino and James M. Connolly resigned as officers of the Company and the officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time became the officers of the REIT Surviving Entity.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and in Items 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

By operation of law and in accordance with the Merger Agreement, as of the REIT Merger Effective Time, the certificate of formation and limited liability company operating agreement of REIT Merger Sub, as in effect immediately prior to the REIT Merger Effective Time, became the certificate of formation and limited liability company operating agreement of the REIT Surviving Entity.

By operation of law and in accordance with the Merger Agreement, as of the Partnership Merger Effective Time, the certificate of formation and the limited liability company operating agreement of OP Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, became the certificate of formation and the limited liability company operating agreement of the Partnership Surviving Entity.

Item 8.01.	Other Events.

On the Closing Date, a press release was issued announcing the completion of the Mergers. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

2.1*+

Agreement and Plan of Merger, dated as of October 24, 2025, by and among the Company, the Operating Partnership, Parent, REIT Merger Sub and OP Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2025).

99.1	Press Release, dated as of January 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed.

+ Certain of the schedules and attachments to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIR INDUSTRIAL REIT LLC (as successor by merger to Plymouth Industrial REIT, Inc.)

Date: January 27, 2026	By:	/s/ Scott Dunn
	Name:	Scott Dunn
	Title:	Director